                                                                     EXHIBIT 2.3





                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                           PERCEPTION LAMINATES, INC.,

                              ROBERT HERRING, SR.,


                               TERADYNE, INC., AND

                           T-P ACQUISITION CORPORATION



                           DATED AS OF AUGUST 1, 2000

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

ARTICLE I -- DEFINITIONS.....................................................1

   1.01.  Definitions........................................................1

ARTICLE II -- PURCHASE AND SALE..............................................4

   2.01.  The Merger.........................................................4
   2.02.  Effects of the Merger..............................................5
   2.03.  The Closing........................................................5
   2.04.  Escrow Shares......................................................6
   2.05.  Conversion of the Shares...........................................6

ARTICLE III -- REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY........6

   3.01.  Corporate Existence and Power......................................7
   3.02.  Corporate Authorization............................................7
   3.03.  Governmental Authorization; Consents...............................7
   3.04.  Non-Contravention..................................................7
   3.05.  Capitalization.....................................................8
   3.06.  Subsidiaries.......................................................8
   3.07.  Financial Statements...............................................8
   3.08.  Absence of Certain Changes.........................................9
   3.09.  Property and Equipment............................................10
   3.10.  No Undisclosed Material Liabilities...............................11
   3.11.  Litigation........................................................11
   3.12.  Material Contracts................................................11
   3.13.  Insurance Coverage................................................12
   3.14.  Compliance with Laws; No Defaults.................................13
   3.15.  Finder's Fees.....................................................13
   3.16.  Intellectual Property.............................................13
   3.17.  Taxes.............................................................14
   3.18.  Employees.........................................................17
   3.19.  Environmental Compliance..........................................17
   3.20.  Customers and Suppliers...........................................19
   3.21.  Transactions with Affiliates......................................20
   3.22.  Other Information.................................................20
   3.23.  Intercompany Arrangements.........................................20
   3.24.  Inventories.......................................................20
   3.25.  Receivables.......................................................20
   3.26.  Products..........................................................21
   3.27.  Labor Matters.....................................................21
   3.28.  Affiliate Agreements..............................................21
   3.29.  Approvals.........................................................21
   3.30.       Reliance.....................................................21

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER.........22

   4.01.  Title to and Validity of Shares...................................22
   4.02.  Authority.........................................................22
   4.03.  Power To Act as Trustee or Executor...............................22
   4.04.  Securities Act Representations....................................22

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER........................23

                                                                           PAGE
                                                                           ----

   5.01.  Organization and Existence........................................23
   5.02.  Corporate Authorization...........................................24
   5.03.  Governmental Authorization........................................24
   5.04.  Non-Contravention.................................................24
   5.05.  Finders' Fees.....................................................24
   5.06.  Purchase for Investment...........................................25
   5.07.  Litigation........................................................25
   5.08.  Buyer Stock.......................................................25
   5.09.  Capitalization of Buyer and Merger Sub............................25
   5.10   Reports and Financial Statements..................................25
   5.11.  Absence of Certain Changes and Events.............................26
   5.12.  Form S-3 Eligibility..............................................26
   5.13.  Documents Not Misleading..........................................26
   5.14.  Tax Representation Letter.........................................26
   5.15.  Reliance..........................................................26

ARTICLE VI -- COVENANTS OF THE COMPANY AND SELLER...........................27

   6.01.  Conduct of the Company............................................27
   6.02.  Access to Information.............................................28
   6.03.  Notices of Certain Events.........................................28
   6.04.  Resignations......................................................29
   6.05.  Noncompetition; Nonsolicitation...................................29
   6.06.  Confidentiality...................................................31
   6.07.  Continuing Disclosure.............................................31
   6.08.  Stockholder Approval..............................................31
   6.09.  Exclusivity; Acquisition Proposals................................31
   6.10.  The Disclosure Schedule...........................................32

ARTICLE VII -- COVENANTS OF BUYER...........................................33

   7.01.  Confidentiality...................................................33
   7.02.  Registration on and Effectiveness of Form S-3.....................33
   7.03   Notices of Certain Events.........................................34

ARTICLE VIII -- COVENANTS OF ALL PARTIES....................................34

   8.01.  Best Efforts......................................................34
   8.02.  Certain Filings...................................................34
   8.03.  Public Announcements..............................................35
   8.04.  Pooling...........................................................35
   8.05.  Tax Matters.......................................................35

ARTICLE IX -- EMPLOYEE BENEFITS.............................................37

   9.01.  Employee Benefits Definitions.....................................37
   9.02.  ERISA Representations.............................................38
   9.03.  No Third Party Beneficiaries......................................39

ARTICLE X -- CONDITIONS TO CLOSING..........................................40

   10.01.  Conditions to the Obligations of Each Party......................40
   10.02.  Conditions to Obligation of Buyer................................40
   10.03.  Conditions to Obligation of Seller...............................42

ARTICLE XI -- SURVIVAL; INDEMNIFICATION.....................................42

   11.01.  Survival.........................................................42
   11.02.  Indemnification..................................................42
   11.03.  Procedures; No Waiver............................................44


                                       ii
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                                                                           PAGE
                                                                           ----

ARTICLE XII -- TERMINATION..................................................47

   12.01.  Grounds for Termination..........................................47
   12.02.  Effect of Termination............................................47

ARTICLE XII -- MISCELLANEOUS................................................48

   13.01.  Notices..........................................................48
   13.02.  Amendments; No Waivers...........................................49
   13.03.  Expenses.........................................................49
   13.04.  Successors and Assigns...........................................49
   13.05.  Further Assurances...............................................49
   13.06.  Governing Law....................................................50
   13.07.  Counterparts; Effectiveness......................................50
   13.08.  Entire Agreement.................................................50
   13.09.  Captions.........................................................50
   13.10.  Jurisdiction.....................................................50
   13.11.  Transfer, Sales Documentary, Stamp and Other Similar Taxes.......50
   13.12.  Severability.....................................................50
   13.13.  Extension; Waiver................................................50


SCHEDULES
---------

Schedule 2.03  List of Stockholders
Schedule 3.17  Tax Representation Letter of Company and Seller
Schedule 5.14  Tax Representation Letter of Buyer and Merger Sub

EXHIBITS
--------

Exhibit A      Form of Escrow Agreement
Exhibit B      Form of Affiliate Agreement

                      AGREEMENT AND PLAN OR REORGANIZATION


     AGREEMENT dated as of August 1, 2000 among Perception Laminates, Inc., d.b.a. Synthane Taylor, a California corporation (the "COMPANY"); the stockholder of the Company listed on the signature pages hereto ("SELLER"); Teradyne, Inc., a Massachusetts corporation ("BUYER"); and - T-P Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Buyer ("MERGER SUB").

                                   WITNESSETH:

     WHEREAS, Buyer desires to obtain from Seller all of the outstanding shares of capital stock of the Company (the "SHARES");

     WHEREAS, the Seller desires to transfer to Buyer all of the Shares owned by such Seller in exchange for Buyer Stock (as defined below); and

     WHEREAS, the exchange of Shares for Buyer Stock is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue code of 1986, as amended (the "CODE").

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "ANCILLARY AGREEMENTS" means the Escrow Agreement and the Affiliate Agreements.

     "BALANCE SHEET" means the unaudited balance sheet of the Company as of June 30, 2000 referred to in Section 3.07.

     "BALANCE SHEET DATE" means June 30, 2000.

     "BUYER STOCK" means the common stock of Buyer, $0.125 par value per share.

     "BUYER'S COUNSEL" means the law firm of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

     "CLOSING DATE" means the date of the Closing.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock, $10.00 par value, of the Company.

     "COMPANY'S PROPRIETARY RIGHTS" means all Proprietary Rights that are owned or licensed by the Company or any Affiliate of the Company and used or held for use by the Company or any Subsidiary.

     "ESCROW AGENT" means the escrow agent that is a signatory to the Escrow Agreement.

     "ESCROW AGREEMENT" means the Escrow Agreement among Seller, Buyer and the Escrow Agent in the form set forth in EXHIBIT A.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "KNOWLEDGE" means the actual knowledge after reasonable inquiry of Seller

     "KNOWN" means actually known after reasonable inquiry by Seller

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

     "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), or results of operations of the Company.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, condition (financial or otherwise), or results or operations of the Company.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PROPRIETARY RIGHTS" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, URL addresses and/or domain names, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

     "S CORPORATION TAX LIABILITY" means the aggregate federal and state income tax liability imposed on the Seller as a result of his ownership of Shares during the Stub Period determined without regard to any other item of income, gain, loss deduction or credit.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER'S COUNSEL" means the law firm of Luce, Forward, Hamilton & Scripps, LLP, San Diego, CA.

     "STUB PERIOD" shall mean the period from January 1, 2000 through the date immediately preceding the Closing Date.

     "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     "TAX DISTRIBUTION AMOUNT" means the excess, if any, of the S Corporation Tax Liability over the aggregate amount previously distributed by the Company to the Seller during the Stub Period with respect to their shares.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                    Section
         ----                                    -------

         Acquisition Transaction                 6.09
         Affiliate Agreement                     8.04
         Benefit Arrangement                     9.01
         Buyer Audited Financial Statements      5.10
         Cap                                     11.02
         CERCLA                                  3.19
         Closing                                 2.03
         Code                                    Recitals
         Commission Filings                      5.10
         Company Affiliate                       3.29
         Company Securities                      3.05
         Customers                               6.05
         Damages                                 11.02

         Deductible                              11.02
         Effective Time                          2.01
         Engage in Competition                   6.05
         Employee Plans                          9.01
         Environment                             3.19
         Environmental Laws                      3.19
         Environmental Liabilities               3.19
         Environmental Permits                   3.19
         ERISA                                   9.01
         ERISA Affiliate                         9.01
         Escrow Shares                           2.04
         Financial Statements                    3.07
         Hazardous Substance                     3.19
         Indemnification                         11.03
         Indemnified Party                       11.03
         Indemnifying Party                      11.03
         Merger                                  2.01
         Merger Documents                        2.01
         Multiemployer Plan                      9.01
         Permit                                  3.14
         Registration Statement                  7.02
         Release                                 3.19
         Reports                                 5.10
         Required Consent                        3.03
         Surviving Corporation                   2.01
         Taxes                                   3.17
         Tax Authority                           3.17
         Tax Return                              3.17
         Update                                  2.03


                                   ARTICLE II

                                 MERGER; CLOSING

     2.01. THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware and the California Corporations Code, Merger Sub will be merged with and into the Company (the "MERGER"). A Certificate of Merger and any other required documents (collectively, the "MERGER DOCUMENTS"), in such form as shall be agreed to by the parties, will be duly prepared, executed and acknowledged by the Company and Merger Sub and thereafter delivered to the Secretary of State of California for filing in accordance with the California Corporations Code contemporaneously with the Closing. The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of California (the "EFFECTIVE TIME"). Following the Merger, the Company will continue as the surviving corporation (the "SURVIVING CORPORATION") of the Merger under the laws of the State of California and the separate corporate existence of Merger Sub will cease.

     2.02. EFFECTS OF THE MERGER. At and after the Effective Time, (i) the Merger will have all of the effects provided by the Certificate of Merger and applicable law, (ii) the Articles of Incorporation of the Company will be amended as provided in the Certificate of Merger until duly further amended,
(iii) the bylaws of the Company will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Merger Sub will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of
Section 368(a) of the Code, and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code.

     2.03. THE CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts as soon as possible, but in no event later than five (5) business days after satisfaction or waiver of the conditions set forth in Article X, or at such other time or place as Buyer and Seller may agree. If all of the conditions set forth in Article X are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of California. The Closing will be deemed to have concluded at the Effective Time. At the Closing,

     (a) Buyer shall deliver to Seller a certificate for an aggregate of 270,747 shares of Buyer Stock, registered in the names of Seller for the number of shares shown in SCHEDULE 2.03.

     (b) Buyer shall deliver to the Escrow Agent certificates for an aggregate of 31,083 shares of Buyer Stock registered in the name of the Seller for the number of shares shown on SCHEDULE 2.03 under the heading "ESCROW SHARES", accompanied by an undated stock power or other transfer document covering such certificates or instruments, duly executed by each Seller in blank.

     (c) Seller shall deliver to Buyer a certificate for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (d) The appropriate parties shall enter into the Ancillary Agreements.

     (e) In accordance with Section 6.10, the Company and Seller shall deliver to Buyer a final revised Disclosure Schedule updating and supplementing the information shown thereon to the Closing Date (the "UPDATE").

     (f) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

     2.04. ESCROW SHARES. Ten percent (10%) of the Buyer Stock, rounded down to the nearest whole share (the "ESCROW SHARES") will be deposited and held in escrow in accordance with the Escrow Agreement attached as EXHIBIT A as the first source, but not the sole source, of indemnification payments that may become due to Buyer or the Company pursuant to Article XI. The delivery of the Escrow Shares will be made on behalf of the Seller in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Buyer directly to the Seller and subsequently delivered by the Seller to the Escrow Agent.

     2.05. CONVERSION OF THE SHARES.

     (a) Subject to the provisions hereof, at the Effective Time, each Share will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 503.05 shares of Buyer Stock, or an aggregate of 301,830 Shares of Buyer Stock in accordance with SCHEDULE 2.03.

     (b) If, between the date of this Agreement and the Closing Date, the outstanding shares of Buyer Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock split, combination, exchange of shares or similar adjustment, or a stock dividend thereon shall be declared with a record date prior to the Closing Date, the number of shares or class of Buyer Stock to be issued and delivered at the Closing to Seller as provided in this Agreement shall be appropriately adjusted.

     (c) No certificates or scrip for fractional shares of Buyer Stock will be issued (and any such fractional shares shall be rounded up to the nearest whole share of Buyer Stock), no Buyer stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Buyer.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES RELATING TO
                                   THE COMPANY

     The Company and the Seller hereby jointly and severally represent and warrant to Buyer and Merger Sub as of the date hereof and as of the Closing Date that except as set forth on the Company's disclosure schedules or delivered pursuant to Section 6.10 (the "DISCLOSURE SCHEDULE") and in the Update, which Disclosure Schedule and Update shall make specific reference to the section to which exception is taken:

     3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

     3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has approved the Company's execution of this agreement and consummation of the transactions contemplated hereby. This Agreement and the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their terms.

     3.03. GOVERNMENTAL AUTHORIZATION; CONSENTS.

     (a) The execution, delivery and performance by the Company and Seller of this Agreement and the Ancillary Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

     (b) No consent, approval, waiver or other action (each, a "REQUIRED CONSENT") by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company or the consummation of the transactions contemplated hereby.

     3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company,
(iii) assuming the receipt of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any permit held by the Company, or (iv) assuming the receipt of all Required Consents, result in the creation or imposition of any Lien on any asset of the Company.

     3.05. CAPITALIZATION. THE DISCLOSURE SCHEDULE sets forth (i) the designation of each class of capital stock of the Company, (ii) the number of authorized shares of each class of capital stock of the Company, (iii) the number of outstanding shares of each class of capital stock of the Company, (iv) the number of outstanding employee stock options, (v) the number of outstanding employee stock options that are currently exercisable and (vi) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire capital stock of, or other equity interests in, the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by Seller as shown on SCHEDULE 2.03. Except as set forth in this Section, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

     3.06. SUBSIDIARIES. The Company does not have and never has had any Subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

     3.07. FINANCIAL STATEMENTS. (a) Attached to the Disclosure Schedule are true and complete copies of:

          (i) the balance sheets of the Company as of December 31, 1999 and December 31, 1998 and the statements of operations, cash flows and changes in the stockholder's equity of the Company for the respective fiscal years then ended, as audited by PricewaterhouseCoopers LLP; and

          (ii) the unaudited statements of income, cash flows and changes in the stockholder's equity of the Company for the six months ended June 30, 2000 (collectively, the "FINANCIAL STATEMENTS").

     (b) Each of the balance sheets included in the Financial Statements fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

     3.08. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, except as reflected in the unaudited Financial Statements or in the Disclosure Schedule, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) any Material Adverse Change;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company other than distributions that do not exceed, in the aggregate, the Tax Distribution Amount;

          (c) any amendment of any outstanding security of the Company;

          (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

          (e) any creation or assumption by the Company of any Lien on any asset;

          (f) any making of any loan, advance or capital contributions to or investment in any Person;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company that, individually or in the aggregate, has had a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies of the Company or employment agreements to which the Company is a party or (iv) change, other than in the ordinary course of business, in compensation, bonus or other benefits payable to directors, officers or employees of the Company or (v) amendment of any Employee Plan or Benefit Arrangement; or

          (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof known by the Company or Seller by or with respect to any employees of the Company.

     3.09. PROPERTY AND EQUIPMENT.

     (a) The Company has good and marketable indefeasible, fee simple title to, or in the case of leased property has valid leasehold interests in, all real and personal property and assets (whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such properties or assets is subject to any Liens, except:

     (i)  Liens disclosed on the Balance Sheet;

     (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

     (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

     (iv) Such owned and leased real property includes all real property, and only such real property, as is used or held for use or to be used or held for use primarily in connection with the conduct of the business and operations of the Company as heretofore conducted.

     (v) All such leases of real property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease of real property any material default or any event which with notice or lapse of time or both would constitute a material default.

     (vi) The plants, buildings and structures reflected on the Balance Sheet are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of the use of same, ordinary wear and tear excepted), are suitable to the Company for their present uses and, in the case of plants, buildings and other structures (including without limitation, the roofs thereof), to the knowledge of Company and Seller, are structurally sound.

     (vii) The plants, buildings and structures referred to above currently have access to (1) public roads or valid easements over private streets or private property for such ingress to and egress from all such real properties and (2) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the present conduct of the business of the Company by the Company.

     (viii) None of the material structures on such owned or leased real properties encroaches upon real property of another person, and no structure of any other person substantially encroaches upon any of such owned or leased real properties.

     (b) There are no developments affecting any of such properties or assets (exclusive of general economic, political or other similar developments not unique to such properties or assets) pending or, to the knowledge of Seller, threatened, that might materially detract from the value of such property or assets, materially interfere with any present use of any such property or assets.

     (c) To the Company's and Seller's knowledge, the equipment owned by the Company has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put by the Company.

     (d) The assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted.

     3.10. NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Financial Statements or the Disclosure Schedule and the Update, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Company.

     3.11. LITIGATION. There is no action, suit or proceeding (or any reasonably known basis therefore) pending against, or, to the knowledge of the Seller, any of the foregoing or any investigation commenced or threatened against or affecting, the Company or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

     3.12. MATERIAL CONTRACTS.

     (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in the Disclosure Schedule or any other schedule to this Agreement, as of the date of this Agreement the Company is not a party to or subject to:

          (i) any lease providing for annual rentals of $100,000 or more;

          (ii) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $50,000;

          (iii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $50,000 or more;

          (iv) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets providing for annual payments to the Company of $50,000 or more;

          (v) any agency, dealer, sales representative or other similar agreement;

          (vi) any employment or consulting agreement;

          (vii) any partnership, joint venture or other similar contract, arrangement or agreement;

          (viii) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

          (ix) any contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

          (x) any other contract or commitment not made in the ordinary course of business that is material to the Company.

     (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of the Company and is in full force and effect, and the Company is not and to the knowledge of the Company and the Seller, no other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     3.13. INSURANCE COVERAGE. The Company has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, other than insurance policies which are Employee Plans or Benefit Arrangements disclosed in the Disclosure Schedule. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is in full compliance with the all terms and conditions of all such policies and bonds, the failure to comply of which could reasonably be expected to lead to the cancellation of such policies or bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1997 and remain in full force and effect. The Company and Seller have not received any written threatened termination of, or premium increase with respect to, any of such policies or bonds.

     3.14. COMPLIANCE WITH LAWS; NO DEFAULTS.

     (a) The Company is not in violation of, or since, January 1, 1997 has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) The Disclosure Schedule identifies and correctly describes each license and permit (a "PERMIT") material to the business of the Company, together with the name of the governmental agency or entity issuing such license or permit. To the best of the Company's and Seller's knowledge, such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or become terminable as a result of the consummation of the transactions contemplated hereby.

     (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

     3.15. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller or the Company who might be entitled to any fee or commission from Buyer, Merger Sub, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.16. INTELLECTUAL PROPERTY.

     (a) Other than off-the-shelf, commercially available software, the Disclosure Schedule includes a list of all of the Company's Proprietary Rights specifying as to each, as applicable: (i) the nature of such right; (ii) the owner of such right; (iii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company or any of its Affiliates is a party and pursuant to which any Person is authorized to use any such right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     (b)(i) Since January 1, 1997, and excluding any infringement by the Company of which neither it nor the Seller have knowledge, the Company has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights, and
(ii) the Company and the Seller have no knowledge of any other material claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any of the Company's Proprietary Rights. No Company Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

     (c) To the knowledge of the Company and Seller, none of the processes and formulae, research and development results and other know-how of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company to any Person other than Persons (i) that are parties to confidentiality agreements with the Company or (ii) who are required as a matter of law to maintain the confidentiality of the processes and formulae, research and development results and other know-how of the Company.

     (d) To the knowledge of the Company and the Seller, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against the Company, which claim the Company reasonably has concluded is likely to be made, with respect to (i) the continued employment by, or association with, the Company of any of the present officers, employees of or consultants to the Company or (ii) the use by the Company or any of such Persons in connection with their activities for or on behalf of the Company of any information which the Company or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

     3.17. TAXES.

     (a) The term "TAXES" as used herein means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns. "TAX AUTHORITY" means any governmental authority responsible for the imposition of any Tax.

     (b) The Company has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Company were complete and correct in all material respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and, to the Knowledge of the Company and Seller, no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements or in the Disclosure Schedule. None of the Tax Returns filed by the Company contain a disclosure statement under former
Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

     (c) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. The Company has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company is not, and has not been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (d) No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. No portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the shares of outstanding capital stock of the Company are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     (e) The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. The Company has no net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

     (f) There are no liens for Taxes upon any of the assets, other than for ad valorem Taxes not yet due and payable. The unpaid Taxes of the Company did not, as of June 30, 2000, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Financial Statements dated June 30, 2000, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. The Company will not incur any liability for Taxes from June 30, 2000 through the Closing Date other than in the ordinary course of business and consistent with past practice.

     (g) The Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

     (h) The Company and its shareholder made (i) a valid election for the Company to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code, for federal income tax purposes and (ii) a similar valid election under the laws of California or any other applicable governmental authority, and all of such elections will be in effect at the Effective Time. An election under Section 1362(a) of the Code has been in effect with respect to the Company and any predecessor corporation (within the meaning of Section 1374(c) of the Code) for each of its taxable years. The Disclosure Schedule lists each such election and a true copy of each such election is attached thereto; there are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise except at the Effective Time by reason of the Merger. The Company has been an S corporation at all times since its inception through the date hereof. Neither the Company nor its shareholders has taken any action that would cause, or would result in, the termination of the S corporation status of the Company, other than pursuant to this Agreement.

     (i) The Company's shareholder has timely filed all Tax Returns with respect to Taxes required to be paid attributable to items of income, gain, deductions, losses and credits of the Company, and has timely paid all such Taxes (whether or not shown on such Tax Returns). There has not been any audit of any Tax Return filed by the shareholder of the Company with respect to, or which may relate to, items of income, gain, deduction, loss or credit of the Company; and no such audit of the shareholder of the Company is in progress and such shareholder has not been notified by any taxing authority that any such audit is contemplated or pending.

     (j) The representations of the Company and Seller set forth in the representation letter set forth in Schedule 3.17 to this Agreement will be true and correct as of the Closing.

     3.18. EMPLOYEES. SCHEDULE 3.18 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all salaried employees of the Company and (b) wage rates for non-salaried employees of the Company (by classification). None of such employees has indicated to the Company or the Seller that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement.

     3.19. ENVIRONMENTAL COMPLIANCE.

     (a) ENVIRONMENTAL DEFINITIONS. The following terms, as used herein, have the following meanings:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "ENVIRONMENT" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata, and also means any indoor location other than any such location that is intended to contain Hazardous Substances and that is constructed, maintained and operated in compliance with all applicable Environmental Laws.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions, arising thereunder, relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

     "ENVIRONMENTAL LIABILITIES" means any and all liabilities arising in connection with or in any way relating to the Company's business, past or present, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Laws or arise in connection with or relate to any matter disclosed in the Disclosure Schedule and (ii) to the extent they arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

     "ENVIRONMENTAL PERMITS" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

     "HAZARDOUS SUBSTANCE" means any and all environmental pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment

(including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

     (b) ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

          (i) The Company has complied in all material respects with all Environmental Laws.

          (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's and the Seller's knowledge, threatened, by any governmental or other potential claimant with respect to (A) any alleged violation by the Company of any Environmental Law, or any liability thereunder, (B) any alleged failure by the Company to have any Environmental Permit, or (C) the use, generation, treatment, storage, recycling, release, transportation or disposal of any Hazardous Substance.

          (iii) During, or prior to, the Company's use, ownership or lease of any property now or previously owned, used or leased by the Company there have been: (A) no urea formaldehyde or polychlorinated biphenyls; (B) no asbestos or asbestos-containing materials are present; (C)no underground storage tanks or related piping for Hazardous Substances, active or abandoned, present and (D) no Hazardous Substance at, on or under any such property, in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law.

          (iv) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up or (B) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company for any Environmental Liabilities including, without limitation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, and claims under CERCLA.

          (v) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and no property now or previously owned or leased by the Company is listed or, to the Company's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

          (vi) No notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under and Environmental Law has been placed on any property or facility now or previously (to the best of the Company's and Seller's knowledge) previously owned or leased by the Company, and no governmental actions have been taken or are in process that could subject any such property or facility to such a notice, lien or other restriction. The Company is not required to place any such notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under any Environmental Law at any property used in connection with the operation of its business or in any deed to such property.

          (vii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or which are or were in the Company's possession, in relation to any property or facility now or previously owned or leased by the Company, which have not been delivered to Buyer.

          (viii) The Company has applied for and received all Environmental Permits required in connection with its business. The Disclosure Schedule sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Each such Environmental Permit will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such Environmental Permit.

          (ix) The Company has not contracted, or otherwise agreed, to indemnify any Person, in whole or in part, with respect to any liability, claim, costs, fees, or demand, known or unknown, arising under, or related to, any Environmental Law. The Company has not contractually agreed to assume any liability, costs, expenses, claims or fees arising under any Environmental Law, nor is it obligated under any agreement to undertake any remediation, removal, response or site assessment activities at any site, property or location.

     3.20. CUSTOMERS AND SUPPLIERS. The Company has not received notice from a customer, or group of customers that are under common ownership or control, and that accounted for 10% or more of the aggregate products and services furnished by the Company during the past 18 months that such customer or group of customers has stopped or intends to stop purchasing the Company's products or services, nor has the Company lost any supplier, or group of suppliers that are under common ownership or control, the loss of which would be reasonably expected to have a Material Adverse Effect.

     3.21. TRANSACTIONS WITH AFFILIATES. Except as set forth in the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between the Company and the Seller, any Affiliate of the Seller, or any member of the Seller's family. To the knowledge of the Company and the Seller, none of the officers or directors of the Company or Seller (a) has any material direct or indirect interest in any entity that does business with the Company; (b) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships that results solely from being an officer, director, employee or stockholder of the Company.

     3.22. OTHER INFORMATION. None of this Agreement, including the schedules and exhibits, the Ancillary Agreements, nor the Financial Statements delivered to Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     3.23. INTERCOMPANY ARRANGEMENTS. The Company does not own any note, bond, debenture or other indebtedness, and is not otherwise a creditor of the Seller or any of its Affiliates. Since the Balance Sheet Date there has not been any payment by the Company to the Seller or any of its Affiliates, charge by the Seller or any of its Affiliates to the Company or other transaction between the Company and the Seller or any of its Affiliates.

     3.24. INVENTORIES. The inventories set forth in the Balance Sheet were properly stated therein at the lesser of cost or net realizable value determined in accordance with generally accepted accounting principles consistently applied by the Company. Since the Balance Sheet Date, the inventories of the Company have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens except as disclosed in the Financial Statements. All of the inventory recorded on the Balance Sheet consists of, and all inventory on the Closing Date will consist of, items of a quality usable or saleable in the ordinary course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Company in accordance with past practice, except for obsolete items and items of below standard quality, all of which have been written down to net realizable value in the Financial Statements.

     3.25. RECEIVABLES. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable of the Company at the Closing Date arose in the ordinary course of business of the Company and in bona fide transactions and are valid. All accounts, notes receivable and other receivables of the Company at the Balance Sheet Date have been included in the Balance Sheet.

     3.26. PRODUCTS. Each of the products produced or sold by the Company (i) is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (ii) is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. There is no known design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use. The Company has no products placed with its customers under an understanding permitting their return to the Company other than pursuant to a breach of warranty.

     3.27. LABOR MATTERS. The Company is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of the Seller, threatened against the Company before the National Labor Relations Board.

     3.28. AFFILIATE AGREEMENTS. The Company has consulted with its counsel and has been advised that all persons who may be deemed "affiliates" of the Company as such term is used in Rule 145 under the Securities Act, and applicable accounting pronouncements of the Commission (each such Person, a "COMPANY AFFILIATE") are listed on SCHEDULE 8.04(b).

     3.29 APPROVALS. On or before the Closing, the Agreement and Certificate of Merger have been duly approved and adopted by the affirmative vote of a number of the outstanding shares of the Company's capital stock that equals or exceeds the number of such shares required by law to approve the Agreement and the Certificate of Merger.

     3.30. RELIANCE. The representations and warranties of the Buyer and Merger Sub set forth in this Agreement, and in any certificate or other writing delivered by the Buyer or Merger Sub pursuant hereto, constitute all of the representations and warranties of the Buyer and Merger Sub upon which The Company and Seller have relied in entering into and performing this Agreement.


                                   ARTICLE IV

                                 REPRESENTATIONS
                        AND WARRANTIES RELATING TO SELLER

     The Seller represents and warrants to, and agrees with, Buyer and Merger Sub as follows:

     4.01. TITLE TO AND VALIDITY OF SHARES. Seller now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and transfer the Shares designated as owned by such Seller opposite such Seller's name on SCHEDULE 2.03, free and clear of any Lien and, upon payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.02. AUTHORITY. Seller has the legal power, right and authority to enter into and perform this Agreement and the Ancillary Agreements to which he is a party, and to perform each of his obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which he is a party by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement and the Ancillary Agreements to which he is a party have been duly executed and delivered by such Seller and constitute valid and binding obligations of such Seller, enforceable in accordance with their terms.

     4.03. POWER TO ACT AS TRUSTEE OR EXECUTOR. If Seller is serving as trustee or executor with respect to its Shares, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which Seller is acting as executor and under applicable law to enter into this Agreement and the Ancillary Agreements to which he is a party with respect to the Shares held by Seller and to consummate the transactions contemplated herein.

     4.04. SECURITIES ACT REPRESENTATIONS.

     (a) Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer such that Seller is capable of evaluating the merits and risks of its investment in the Buyer and has the capacity to protect its own interest. Seller is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

     (b) Seller is acquiring the Buyer Stock for investment for Seller's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Seller understands that the Buyer Stock has not been, and will not be when issued, registered under the Securities Act and is being issued pursuant to a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations expressed herein.

     (c) Seller acknowledges that the Buyer Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Seller is aware of the provisions of Rule 145 promulgated under the Securities Act which permit limited resale of shares received in certain private placements subject to the satisfaction of certain conditions.

     (d) Seller acknowledges that the certificates representing Buyer Stock will bear a legend substantially as follows:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from registration is available."

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub hereby jointly and severally represent and warrant to the Company and Seller that:

     5.01. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Buyer has heretofore delivered to the Company true and complete copies of the corporate charter and bylaws of Buyer as currently in effect. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is recently organized and has conducted no business activities other than as contemplated by this Agreement.

     5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the Ancillary Agreements to which they are party and the consummation by Buyer and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and Merger Sub, respectively and have been duly authorized by all necessary corporate action on the part of such party. Buyer's Board of Directors has approved Buyer's execution of this Agreement and consummation of the transactions contemplated hereby. This Agreement and the Ancillary Agreements to which they are party have been duly executed and delivered by Buyer and Merger Sub and constitute valid and binding agreements of Buyer and Merger Sub, respectively.

     5.03. GOVERNMENTAL AUTHORIZATION.

     (a) The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the Ancillary Agreements to which they are party require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the HSR Act; and (ii) compliance with any applicable requirements of the 1934 Act.

     (b) No consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which Buyer or Merger Sub is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement of the Ancillary Agreements to which they are party by Buyer and Merger Sub or the consummation of the transactions contemplated hereby or thereby.

     5.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the Ancillary Agreements to which they are party and the consummation by Buyer and Merger Sub of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Sub, (iii) violate, conflict with or constitute a default under any material contract to which Buyer or Merger Sub is a party or by which Buyer's or Merger Sub's property is bound, or (iv) require the consent of any party to any material contract to which Buyer or Merger Sub is a party or by which Buyer's or Merger Sub's property is bound.

     5.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or Merger Sub who might be entitled to any fee or commission from the Company, Seller or any Affiliate thereof upon consummation of the transactions contemplated by this Agreement.

     5.06. PURCHASE FOR INVESTMENT. Buyer is acquiring the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     5.07. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer or Merger Sub threatened against or affecting, Buyer or any of its subsidiaries or any of their properties or rights before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     5.08. BUYER STOCK. The Buyer Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Buyer's common stock, $0.125 par value per share, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Buyer, except as may arise in connection with or be imposed as a result of the transactions contemplated hereby.

     5.09. CAPITALIZATION OF BUYER AND MERGER SUB. As of July 29, 2000, the authorized capital stock of Buyer consists of 1 billion shares of common stock. As of such date 196,957,131 shares of Buyer Stock are issued and outstanding, of which 23,516,330 shares of Buyer Stock are held in the treasury of Buyer, and 29,979,859 shares of Buyer Stock have been reserved for issuance upon exercise of options granted or reserved for grant under Buyer's various stock option and stock purchase plans for its employees and directors. All of the shares of Buyer Stock have the same voting and other rights.

     5.10. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1998, Buyer has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Buyer has heretofore made available to the Company and the Seller, true and complete copies of its Form 10-K for the period ended December 31, 1999 and its Quarterly Report on Form 10-Q for the period ended March 31, 2000, and Buyer shall forward to Seller true and correct copies of all forms, reports, documents and amendments thereto filed by it with the Commission after the date hereof prior to Closing all in the form (including exhibits) so filed (collectively, the "REPORTS"). All forms, reports, documents, amendments thereto and other filings filed by Buyer with the Commission, including the Reports, prior to the date hereof are collectively referred to herein as the "COMMISSION FILINGS". As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Buyer for its fiscal year ended December 31, 1999, included in the Commission Filings (the "BUYER AUDITED FINANCIAL STATEMENTS"), were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Buyer as of the dates thereof and the results of its operations, shareholders' equity and cash flows for the period then ended. The unaudited financial statements of Buyer for the three-month period ended March 31, 2000 included in the Commission Filings, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Buyer as of March 31, 2000 and the results of operations, shareholders' equity and cash flows for the three month period then ended in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate).

     5.11. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as expressly disclosed in the Reports filed since December 31, 1999, there has not been any Material Adverse Change in the business, assets, condition (financial or otherwise), or results of operation of Buyer.

     5.12. FORM S-3 ELIGIBILITY. Buyer meets the "Registrant Requirements" set forth in Instruction I.A. of the General Instructions for the use of Form S-3 (Registration Statement under the Securities Act).

     5.13. DOCUMENTS NOT MISLEADING. Neither this Agreement, including all schedules and exhibits, nor the Ancillary Agreements delivered by Buyer or Merger Sub to Seller and the Company contains any untrue statement of any material fact or omits to state any material fact required to be stated in order to make such statement or document not misleading.

     5.14. TAX REPRESENTATION LETTER. The representations of Buyer and Merger Sub set forth in the representation letter set forth in SCHEDULE 5.14 will be true and correct as of the Closing.

     5.15. RELIANCE. The representations and warranties of the Company and Seller set forth in this Agreement, in the Disclosure Schedule and Update, and in any certificate or other writing delivered by the Company or Seller pursuant hereto, constitute all of the representations and warranties of the Company and Seller upon which the Buyer and Merger Sub have relied in entering into and performing this Agreement.


                                   ARTICLE VI

                       COVENANTS OF THE COMPANY AND SELLER

     The Company and the Seller agree that:

     6.01. CONDUCT OF THE COMPANY. From the date hereof until the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practices and use commercially reasonable efforts to preserve intact its business organization and relationships with third parties and keep available the services of its present officers and employees. If requested by Buyer, the Company will confer on a regular and frequent basis with representatives of Buyer to report operational matters of a material nature and to report on the general status of the Company's ongoing operations. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not:

          (a) adopt or propose any change in its corporate charter or bylaws;

          (b) merge or consolidate with any other Person or acquire assets of the business of any other Person for a purchase price in excess of $10,000;

          (c) sell, lease, license, encumber or otherwise dispose of any assets or property except (i) pursuant to existing contracts or commitments and
     (ii) in the ordinary course consistent with past practices;

          (d) take any action that would adversely affect the parties' ability to account for the transaction contemplated by this Agreement as a "pooling of interests" in accordance with United States generally accepted accounting principles, as acceptable to the Commission or pay any dividend or make any other distribution of cash, shares or property other than distributions that do not exceed, in the aggregate, the Tax Distribution Amount;

          (e) grant any bonus, severance or termination pay to any officer, director or independent contractor or, except in the ordinary course of business consistent with past practices, to any employee of the Company;

          (f) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to the Company;

          (g) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of the Company's products or services in a manner adverse to the Company;

          (h) incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise;

          (i) adopt or amend, or modify in any material respect, any Employee Plan or Benefit Arrangement or pay any pension, other retirement benefit not required by any existing Employee Plan or Benefit Arrangement; enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees;

          (j) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (k) agree or commit to do any of the foregoing.

The Company will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company or the Seller under this Agreement on the date of its execution and delivery inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     6.02. ACCESS TO INFORMATION. From the date hereof until the Closing Date, the Seller and the Company (a) will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) will furnish Buyer's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request, and (c) will instruct the employees, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by the Company or the Seller hereunder.

     6.03. NOTICES OF CERTAIN EVENTS. From the date hereof until the Closing Date, the Company will promptly notify Buyer of:

          (i) any notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims or proceedings commenced or, to its Knowledge, any of the foregoing threatened or any investigation commenced against the Company or that relate to the consummation of the transactions contemplated by this Agreement; and

          (iv) any event which would or reasonably could be expected to render any representation or warranty of Company or the Seller untrue or inaccurate in any material respect or would or might cause Company or the Seller to fail to comply with its obligations hereunder in any material respect.

     6.04. RESIGNATIONS. The Company will deliver to Buyer the resignations of all officers and directors of the Company from their positions with the Company at or prior to the Closing Date, unless otherwise specified by Buyer.

     6.05. NONCOMPETITION; NONSOLICITATION.

     (a) The Seller agrees that for a period of three (3) full years from the Closing Date, neither he nor any of its Affiliates shall:

          (i) own, manage, operate, join, control, be employed or retained by or participate in (including permitting such Seller's name or business name to be associated with) any business that competes with the business of the Company as it exists on the Closing Date ("Engage in Competition"), directly or indirectly, or derive any financial benefits whatsoever from, or be an officer, director, employee, employer, partner, joint venturer, agent, consultant, member, managing member, independent contractor or shareholder of, any business which Engages in Competition, or renders assistance or advice for which Seller, or an Affiliate of Seller, receives any financial remuneration, directly or indirectly, to any person, firm or enterprise which it so engages; provided, however, that the Seller shall be in violation of this covenant solely by reason of his ownership of less than five percent (5%) of the outstanding stock of a Person, so long as such Seller has no active participation in the management or business of such Person; or

          (ii) approach, solicit or accept business from, or otherwise do business or communicate in any way with any customer, supplier, licensee, sales representative, distributor, dealer, manufacturer, vendor, consultant or other business relation (collectively "Customers") of Buyer or its Affiliates thereof with respect to any activity which constitutes Engaging in Competition or induce or attempt to induce any Customers of Buyer or its Affiliates to cease doing business with Buyer or its Affiliates.

     (b) For the purposes of Section 6.05(a) of this Agreement, a business or other commercial entity "Engaging in Competition," shall mean a company, business, or entity whose products or services are similar in function or capability or otherwise directly competitive to the products or services being designed, conceived, developed, marketed, manufactured, distributed, provided or sold by the Company as of the Closing Date, including printed circuit boards and back panels.

     (c) Seller further agrees that for a period of five (5) full years from the Closing Date, neither he nor any of his Affiliates shall:

          (i) solicit, induce or attempt to induce any person who is then in the employ of or an independent contractor with Buyer or its Affiliates to leave the employ of, or terminate his/her or its contractual relationship with Buyer or its Affiliates, or in any way interfere with the relationship between Buyer or its Affiliates and any such employee or independent contractor, or employ or attempt to employ directly or through another entity any such person or in an activity which constitutes Engaging in Competition, or approach any such employee or independent contractor for any of the foregoing purposes;

          (ii) aid, assist or counsel any other Person to do any of the above;
     or

          (iii) engage in a course of conduct for the purpose of circumventing the provisions of this Section.

     (d) Seller hereby agrees that each provision and the subparts of each provision herein shall be treated as separate and independent clauses, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses in this Section. Moreover, if one or more of the provisions contained in this Section shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Seller hereby further agrees that the language of all parts of this Section shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties. Any waiver by the Buyer of a breach of any provision of this Section shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     (e) Seller's obligations under this Section shall be binding upon their heirs, executors, administrators and legal representatives.

     (f) Seller agrees that any breach of this Section by them will cause irreparable damage to the Buyer and that in the event of such breach the Buyer shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Seller's obligations hereunder. The Buyer may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security. Buyer agrees that before pursuing any of its remedies for breach by Seller of this Section 6.05, it shall give such Seller written notice of such breach and 30 days to cure such breach to the reasonable satisfaction of Buyer.

     6.06. CONFIDENTIALITY. The Company, and Seller and their Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or Merger Sub furnished to the Company, or to Seller or their Affiliates, in connection with the transactions contemplated by this Agreement, and all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or (iii) later lawfully acquired by Seller from sources other than the Company or Buyer; PROVIDED that the Company and Seller may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Company and Seller of the confidential nature of such information and are directed by the Company and Seller to treat such information confidentially. The obligation of the Company, and Seller and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, and Seller and their Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by Seller or their Affiliates, or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

     6.07. CONTINUING DISCLOSURE. From the date hereof until the Closing Date, the Company and Seller shall have the continuing obligation promptly to advise Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company or Seller; provided, however that Buyer shall have no remedy to the extent Buyer is notified of any such matter prior to Closing and subsequently waives such matter in writing.

     6.08. STOCKHOLDER APPROVAL. To the extent required, Seller in his capacity as a stockholder agrees to support and to vote all of such Seller's shares of Company Common Stock for the approval of this Agreement and the Ancillary Agreements.

     6.09. EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement will have been terminated by either party pursuant to Article XII hereof and thereafter subject to Section 12.02, neither the Company nor Seller will (and each will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than Buyer and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of the Company's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "ACQUISITION TRANSACTION"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any Person other than Buyer or its representatives concerning the Company's business or properties or afford to any Person other than Buyer or its representatives access to its properties, books, or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any binding or non-binding letter of intent, memorandum of understanding or other document or agreement relating to an Acquisition Transaction. In the event that the Company or Seller is contacted by any third party expressing an interest in discussing an Acquisition Transaction, the Company or such Seller will promptly notify Buyer of such contact and the identity of the party so contacting the Company or such Seller.

     6.10. THE DISCLOSURE SCHEDULE. As soon as practicable, but in no event later than 5:00 PM Eastern Time on August 4, 2000, the Company and Seller shall deliver to Buyer the Disclosure Schedule and all schedules and exhibits to be attached thereto. The Disclosure Schedule shall: (a) contain accurate, true, correct and complete information and data; (b) be executed by the Company and Seller and dated the date of this Agreement; (c) be deemed to modify the representations, warranties and obligations of the Company and Seller made pursuant to Articles III, IV and IX of this Agreement, or constitute qualifications or exceptions thereto; and (d) be updated, amended and supplemented, as appropriate through the final Update. Terms used and defined in this Agreement shall have the same definition when used in the Disclosure Schedule and the Update and the schedules and exhibits attached thereto.

     The Update and all schedules and exhibits thereto shall include all information relevant to the disclosures therein which relates to events which have occurred after the date of the Disclosure Schedule until the Closing Date, and Seller shall deliver a draft of the Update to Buyer at least five (5) days prior to the Closing Date and shall deliver the final Update to Buyer on the Closing Date. The Update shall contain accurate, true, correct and complete information and data and shall also be deemed to modify the representations, warranties and obligations of the Company and Seller made pursuant to Articles III, IV and IX of this Agreement, or constitute qualifications or exceptions thereto.

     As soon as practicable and in any event within seven (7) business days after its receipt of the Disclosure Schedule, Buyer shall give Company and Seller notice if, on the basis of any information contained in the Disclosure Schedule or any schedules or exhibits thereto, or of any information obtained during the course of Buyer's own investigation through that date, it has determined that it wishes to terminate this Agreement. Such notice shall specify the information contained in the Disclosure Schedule, or any schedules or exhibits thereto, or obtained during such investigation which is the basis for such decision. The Company and Seller shall have three (3) business days to review with Buyer such information, and if Buyer does not withdraw its notice by the end of such three (3) business day period, then all further obligations of Buyer and of the Company and Seller shall terminate without further liability of Buyer to Seller or of Company and Seller to Buyer, subject, however, to the obligations of the parties under Section 12.02. If Buyer does not advise Company and Seller within seven (7) business days after its receipt of the Disclosure Schedule that it wishes to terminate the Agreement, Buyer shall be deemed to have been satisfied with the information relating to the Company and Seller contained in the Disclosure Schedule, any schedules or exhibits thereto and any information obtained during the course of Buyer's investigation.

                                   ARTICLE VII

                               COVENANTS OF BUYER

     Buyer agrees that:

     7.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Company or its Subsidiaries; PROVIDED that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller, the Company or the Subsidiaries in connection with this Agreement that are subject to such confidence.

     7.02. REGISTRATION ON AND EFFECTIVENESS OF FORM S-3. Promptly following the Closing, at the expense of Buyer, Buyer shall file a registration statement on Form S-3 (the "REGISTRATION STATEMENT") to register the Buyer Stock. Buyer shall use commercially reasonable efforts to cause the Registration Statement to become effective (but in no event prior to expiration of any lock-up period required in order for the transactions contemplated hereby to be accounted for as a "pooling of interests") and to remain effective until the earlier to occur of (i) two years from the date such Registration Statement first becomes effective, and (ii) such time as all Buyer Stock has been sold. Buyer shall use commercially reasonable efforts to take all reasonable and customary actions in connection with the filing and effectiveness of the Registration Statement (including but not limited to the delivery of prospectuses, compliance with blue sky and notice of any suspension of the Registration Statement) to enable Seller to sell the Buyer Stock. The Registration Statement shall comply in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder.

     7.03 NOTICES OF CERTAIN EVENTS. From the date hereof until the Closing Date, Buyer will promptly notify the Company and Seller of any event occurring subsequent to the date of this

Agreement which would or might render any representation or warranty of Buyer or Merger Sub untrue or inaccurate in any material respect or would or reasonably could be expected to cause Buyer or Merger Sub to fail to comply with its obligations hereunder in any material respect.

     7.04 CONTINUITY OF BUSINESS ENTERPRISE. Buyer will cause the Company to continue its historic business or use a significant portion of its historic business assets in a business.


                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided, however, that no party shall be required to appeal in a court of law any denial of regulatory approval, to commence any litigation, or to agree to conditions that may be burdensome to such party in its reasonable discretion in order to obtain any such approval. Merger Sub, Seller and Buyer each agree, and Seller, prior to the Closing, and Buyer, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02. CERTAIN FILINGS. The Company, Merger Sub, Seller and Buyer shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     8.04. POOLING.

     (a) Each party will use all reasonable best efforts, will cooperate fully and will take all actions as are reasonably necessary to allow the transaction contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which will be acceptable to the Commission.

     (b) Seller has executed and delivered to Buyer a written agreement (an "AFFILIATE AGREEMENT") in the form of EXHIBIT B hereto to the effect that such Seller (i) has not made and will not make any disposition of any shares of Company Common Stock or other securities of the Company in the 30-day period prior to the Closing Date, and (ii) will not make any disposition of any of the Buyer Stock to be received by such Person after the Closing Date until Buyer shall have publicly released a report including the combined financial results of Buyer and the Company for a period of at least 30 days of combined operations of Buyer and the Company.

     8.05. TAX MATTERS.

     (a) In the event that it is determined by a finding or order in connection with any governmental or judicial audit or proceeding, including any settlement of such a proceeding to which any of the parties hereto are parties that the Company's S corporation election pursuant to Section 1362 of the Code was not validly in effect for any period after such election was purportedly made, then the Seller shall promptly remit to Buyer in cash any federal, state and/or local Tax liability (including any penalties, additions to Tax or interest assessed with respect thereto) of the Company in connection with Taxes that are imposed on the Company or Buyer as a result of such invalid election. Such payment shall be made within 15 days after the date such Tax liability has been so determined. The obligations to remit such cash to Buyer as described in this Section shall be treated as separate from the Seller's other indemnification obligations hereunder and in addition to amounts that may be owed to Buyer under the Escrow Agreement. Notwithstanding anything to the contrary contained in this Agreement or in the Escrow Agreement, the provisions of this Section shall survive the termination of the Escrow Agreement and shall remain in effect as personal obligations of the Seller until the applicable statutes of limitations shall have expired.

     (b) Seller and Buyer shall engage PricewaterhouseCoopers ("PWC") to prepare for filing by the Company all S Corporation Tax Returns (for federal income tax purposes and for comparable state or local income tax purposes) for all periods ending prior to or on the Closing Date which are filed after the Closing Date. Such Tax Returns shall be prepared on a basis consistent with reasonable past practice, subject to compliance with applicable law including all Tax rules and regulations. Seller and Buyer shall each review drafts of such Tax Returns and may provide comments, which shall be reflected in the final Tax Returns to be filed to the extent agreed upon by all parties. Any disputes between Seller and Buyer shall be resolved through consultation with PWC or, in the absence of resolution through such process, shall be resolved by an independent accounting firm chosen by mutual agreement of Seller and Buyer. Seller and Buyer shall take all actions necessary and in a timely fashion to ensure that the Company shall meet its obligations to file such Tax Returns on a timely basis. Seller shall include any income, gain, loss, deduction, or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s (or comparable state or local materials) furnished by the Company to Seller for such periods in accordance with the S Corporation Tax Returns.

     (c) If it is determined, based upon the foregoing, that the Company's distributions to Seller with respect to their Shares during the Stub Period and through the Closing Date are greater or lesser than the actual S Corporation Tax Liability, then as the case may be: (i) Seller shall promptly pay to Buyer, on behalf of the Company, the amount of such distributions in excess of the S Corporation Tax Liability, if any; and (ii) Buyer shall promptly cause the Company to pay to Seller the amount by which such distributions are less than the S Corporation Tax Liability.

     (d) Buyer shall not file or cause to be filed an amended Tax Return for periods ending prior to or on the Closing Date except (i) with the approval of the Seller, which shall not be unreasonably withheld, (ii) if the previously filed Tax Return for any such period or periods is contrary to law, including applicable Tax rules and regulations, or (iii) if PWC (or an alternative accounting firm selected in accordance with the procedure described in Section 8.05(b)) determines that such amendment is necessary to reasonably reflect the interests of the parties in accordance with this Agreement.

     (e) (i) Buyer, the Company, and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information and access to relevant personnel of the other party which are reasonably relevant to any such audit, litigation or other proceeding. The Company and Seller agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority. (ii) Buyer will not take any action in connection with any audit, litigation, or other proceeding encompassing a period covered by an S Corporation Tax Return that would be inconsistent with the reasonable interests of the Seller in accordance with this Agreement. Any dispute between Buyer and the Seller in connection with matters subject to this subsection (d)(ii) shall be resolved through consultation with PWC (or an alternative accounting firm selected in accordance with the procedure described in Section 8.05(b)). In the event the parties are unable to resolve any claim by or dispute with a Tax Authority in the manner described herein, the parties will follow the procedures set forth in Section 11.03.

     (f) Buyer, Seller, and the Company agree to treat and report the Merger as a reorganization within the meaning of Section 368(a) of the Code ("Reorganization"), subject to applicable law including all tax rules and regulations. Each party agrees to use its reasonable best efforts to take such actions as reasonably required to achieve treatment of the Merger as a Reorganization and to refrain from taking such actions as would reasonably be expected to jeopardize the status of the Merger as a Reorganization. Notwithstanding these covenants, no party shall be viewed as providing any assurances to any other party with respect to the Tax status or consequences of the Merger or any related transaction.

                                   ARTICLE IX

                                EMPLOYEE BENEFITS
                              AND EMPLOYEE MATTERS

     9.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

     "BENEFIT ARRANGEMENT" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company.

     "EMPLOYEE PLANS" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     9.02. ERISA REPRESENTATIONS. The Company and Seller, jointly and severally, hereby represent and warrant to Buyer that:

     (a) The Company has provided Buyer with complete salary, service and related data as of the most recent practicable date for employees of the Company.

     (b) SCHEDULE 9.02 lists each Employee Plan that covers any employee of the Company, copies of all of which have previously been furnished to Buyer. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 an accurate summary description of such plan; and if applicable, each ERISA bond, excise tax returns, most recent actuarial and other financial or testing reports, insurance documents, other funding and investment contracts, form of COBRA notices and elections, and form of HIPAA notices.

     (c) SCHEDULE 9.02 also includes a list of each Benefit Arrangement of the Company, copies of which have been made furnished previously to Buyer.

     (d) None of the Employee Plans or Benefit Arrangements listed on SCHEDULE
9.02 covers any non-United States employee or former employee of the Company.

     (e) No non-exempt "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

     (f) No Employee Plan is a Multiemployer Plan. With respect to any Employee Plan that is subject to Title IV of ERISA, during the six-year period prior to the date on which this representation is made or deemed made with respect to any such Employee Plan, no "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, no termination has occurred nor has any lien in favor of the PBGC or a Plan arisen, during such six-year period and the present value of all accrued benefits under each such Employer Plan (on a plan termination basis) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. The Company and its Affiliates have not incurred nor do they reasonably expect to incur any liability under Title IV or ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

     (g) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

     (h) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

     (i) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code or similar state law.

     (j) All contributions and payments required to be made by the Company under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent (i) reflected on the Closing Balance Sheet. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (k) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

     (l) No tax under Sections 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (m) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     9.03. NO THIRD PARTY BENEFICIARIES. No provision of this Article IX shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement. Buyer shall indemnify, defend and hold the Company and Seller harmless from any claims made by any Person employed by the Company at the Closing Date arising from actions taken by the Buyer subsequent to the Closing Date. The Buyer shall pay for and have complete control of and discretion in prosecuting the defense and/or settlement of any such claims. The limitations on Buyer's indemnification obligations set forth in Section 11.02(c) shall be inapplicable to Buyer's indemnification obligations under this Section 9.03.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer, the Company and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     (c) Each other party to this Agreement shall have executed and delivered each of the Ancillary Agreements to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

     (d) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

     10.02. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a)(i) the Company and Seller shall have performed in all material respects all of his or its obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company and Seller contained in this Agreement at the time of its execution and delivery and in the Disclosure Schedule and the Update, and in any certificate or other writing delivered by the Company or Seller pursuant hereto shall be true and correct in every material respect at and as of the Closing Date as if made at and as of such date and (iii) Buyer shall have received a certificate signed by the President of the Company and by Seller to the foregoing effect.

     (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of the Company after the Closing Date.

     (c) Buyer shall have received an opinion of Seller's Counsel, dated the Closing Date, acceptable to Buyer and its counsel.

     (d) Seller shall have executed and delivered an Affiliate Agreement.

     (e) The Company shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03(a), in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

     (f) Buyer and the Company shall have each received an unqualified written opinion from their respective independent accountants, to the effect that such accountants concur that no condition exists that would preclude Buyer from accounting for the transaction contemplated by this agreement as a "pooling of interests" under applicable rules and regulations of the Commission.

     (g) All stockholders of the Company shall have voted in favor of, or consented to in writing, the consummation of the transactions contemplated hereby.

     (h) Buyer shall have received all other closing documents specified in
Section 2.03 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     (i) The Company's Board of Directors will have passed and not rescinded resolutions satisfactory to Buyer's counsel effectively terminating the Company's 401(k) Plan immediately prior to the Closing.

     (j) Buyer shall have received a written statement confirming the total amount(s) distributed to Seller with respect to their Shares during the Stub Period through the Closing Date, which amount shall not exceed the S Corporation Tax Liability, determined to the Knowledge of Seller. Such written statement shall also set forth the basis for the determination of the S Corporation Tax Liability.

     (k) The Company shall have either (i) delivered to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer or (ii) caused each of the Stockholders to have executed and delivered to Buyer certificates of non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b).

     (l) Simultaneously with the Closing, Buyer shall have purchased all of the outstanding shares of Herco Technology Corp.

     (m) Buyer shall have received from the Company and Seller the Update, and any material additions or changes to the Disclosure Schedules set forth in the Update shall be in form and substance acceptable to Buyer in its sole discretion.

     10.03. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a)(i) Each of Buyer and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of each of Buyer and Merger Sub contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by such party pursuant hereto shall be true and correct in every material respect at and as of the Closing Date as if made at and as of such date and (iii) Seller shall have received a certificate signed by the Vice President and Treasurer of Buyer to the foregoing effect.

     (b) Seller shall have received an opinion of Buyer's Counsel, dated the Closing Date, satisfactory to Seller and his counsel.

     (c) Seller shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

     (d) Seller shall have received an opinion of Luce, Forward, Hamilton & Scripps, LLP to the effect, among other matters, that no gain or loss will be recognized for federal income tax purposes by Seller as a result of the transfer of such Seller's shares in the Company in exchange for shares of Buyer stock.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date or (i) in the case of Sections 6.05 and 7.02, for the period set forth therein, (ii) in the case of Sections 6.06 and 7.01, indefinitely, (iii) in the case of the items set forth in Section 11.02(f), for the periods set forth therein, and (iv) in the case of the covenants, agreements, representations and warranties contained in Sections
3.17 and 8.05, until the expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. No claim for indemnity under this Agreement with respect to any breach of any representations, warranties and/or covenants of Company and/or Seller shall be made after the applicable period specified in the preceding sentence and all such claims shall be made in accordance with the applicable provisions of the Escrow Agreement.

     11.02. INDEMNIFICATION.

     (a) Seller hereby indemnifies Buyer and Merger Sub and, effective at the Closing, without duplication, the Company against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer, Merger Sub or the Company arising out of any misrepresentation or breach of warranty, representation, covenant or agreement made or to be performed by the Company or Seller pursuant to this Agreement. Seller shall not be liable under this Section 11.02(a) with respect to a breach of representation, warranty or covenant unless the aggregate amount of Damages with respect to all such breaches of representation or warranty (determined without regard to any materiality qualification contained in any representations, warranty or covenant giving rise to claim for indemnity hereunder) exceeds $250,000 (the "DEDUCTIBLE") and then only to the extent of such excess; and Seller's maximum liability under this Section 11.02(a) shall not exceed 10% of the amount paid to such Seller (or the Escrow Agent) with respect to the Shares transferred by such Seller to Buyer (the "CAP"). Any individual claim or Damages amounting to $2,500 or less shall be ignored and disregarded in aggregating Damages for the Deductible or the Cap.

     (b) Seller hereby indemnifies Buyer, Merger Sub and, effective at the Closing, without duplication, the Company and agrees to hold them harmless from and against all Damages incurred or suffered by Buyer, Merger Sub or the Company arising out of any breach of any covenant or agreement of such Seller pursuant to Article II or the inaccuracy or breach of any representation, warranty, covenant or agreement made by such Seller pursuant to Article IV or Sections 3.17 and 8.05.

     (c) Buyer hereby indemnifies Seller against and agrees to defend and hold him harmless from any and all Damages incurred or suffered by Seller arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; PROVIDED that (i) Buyer shall not be liable under this Section 11.02(c) with respect to a breach of representation or warranty unless the aggregate amount of Damages with respect to all such breaches of representation or warranty (determined without regard to any materiality qualification contained in any representations, warranty or covenant giving rise to the claim for indemnity hereunder) exceeds $250,000 and then only to the extent of such excess and (ii) Buyer's maximum liability under this Section 11.02(c) shall not exceed 10% of the aggregate purchase price paid by Buyer to Seller for the Shares. Any individual claim or Damages amounting to $2,500 or less shall be ignored and disregarded in aggregating Damages for the Deductible or the Cap.

     (d) Seller shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification by Seller under this Section 11.02 if the transactions contemplated by this Agreement are consummated.

     (e) Buyer's claims for indemnification pursuant to this Article XI shall be satisfied first from the escrow established pursuant to the Escrow Agreement and thereafter against the Seller.

     (f) Notwithstanding anything herein to the contrary, and without giving effect to the limitations set forth in the last two sentences of Section 11.02(a), Seller hereby indemnifies Buyer, Merger Sub and, effective at the Closing, without duplication, the Company, and agrees to hold them harmless from and against, all Damages or demands incurred , claimed against, or suffered by Buyer, Merger Sub or the Company arising out of the following:

          (i) any inaccuracy or breach of any representation or warranty in
     Section 3.19 (provided that Seller's obligations to indemnify and hold harmless Buyer and Company shall apply only with respect to claims arising prior to the tenth anniversary of the Closing);

          (ii) any Environmental Liabilities (provided that Seller's obligations to indemnify and hold harmless Buyer and Company shall apply only with respect to claims arising prior to the tenth anniversary of the Closing);

          (iii) any litigation matters disclosed in the Disclosure Schedule and/or Update;

          (iv) fines, penalties, levies and assessments arising from the failure of the Company to make any filings, reports or notices with governmental agencies or participants in respect of the Company's Employee Plans or Benefit Arrangements;

          (v) any Tax liabilities arising pursuant to Section 8.05(a) or 8.05(c).


     (g) Any amounts payable or paid to the Buyer or payable or paid to the Seller pursuant to Section 11.02, shall be reduced by any insurance recoveries (net of any premium increases reasonably anticipated to be paid over the following three years by the recipient of such insurance recovery as a result of the incident giving rise to such recovery) of the indemnified party with respect to the incident giving rise to such indemnification obligations. The parties hereto agree that no indemnified party shall be required to pursue or exhaust insurance recoveries prior to seeking and recovering indemnification hereunder, but shall use reasonable efforts to pursue such recoveries and that any such insurance recoveries received after the related indemnification has been paid hereunder shall be paid over to the Indemnifying Party (to the extent of such indemnification payments previously made hereunder) in reimbursement of such portion of indemnification payments.

     11.03. PROCEDURES.

     (a) Promptly after receipt of notice of the commencement of any action against any Person in respect of which indemnification ("INDEMNIFICATION") may be sought hereunder, the Person receiving such notice (the "INDEMNIFIED PARTY") shall notify the party from whom Indemnification is sought (the "INDEMNIFYING PARTY") in writing of the commencement thereof and the basis hereunder upon which a claim for Indemnification is asserted. In the event of the commencement of any such action as to which the Indemnified Party notifies the Indemnifying Party as aforesaid, the Indemnifying Party will be entitled to participate therein and to assume the defense thereof at the Indemnifying Party's expense, provided that the Indemnifying Party promptly notifies the Indemnified Party of such election to assume the defense thereof and acknowledges the Indemnifying Party's Indemnification obligations pursuant to this Agreement in writing to the Indemnified Party, and provided further that the Indemnifying Party's interest in such action does not conflict with the interests of the Indemnified Party, without regard to the Deductible, the relief sought does not exceed the Indemnifying Party's maximum Indemnification obligations under Section 11.02(a) or 11.02(b), and that equitable relief is not being sought against Buyer, Merger Sub or the Company. Nothing herein shall be construed to create any rights enforceable by any Person not a party to this Agreement.

     (b) The Indemnified Party shall be entitled to participate in the defense of any action and to be represented at its expense by counsel of its own selection. If, however, the Indemnifying Party's interest in such action conflicts with the interests of the Indemnified Party, or the relief sought exceeds the Indemnifying Party's maximum Indemnification obligations under
Section 11.02(a) or 11.02(b), or if equitable relief is being sought against Buyer or the Company, then the Indemnified Party shall assume such defense at the Indemnifying Party's expense. If the attorneys provided for the defense of the Indemnified Party by the Indemnifying Party withdraw from or are removed by court order from the Indemnified Party's representation, then the cost of counsel selected by the Indemnified Party shall be part of the Indemnified Party's Damages, and the Indemnified Party shall have the right in all respects to conduct its own defense. If the Indemnified Party otherwise retains its own counsel, the cost thereof shall be for the account of the Indemnified Party. The Indemnified Party shall allow the Indemnifying Party reasonable access to its personnel, books and records relevant to the claim upon reasonable advance notice (and subject to the Indemnifying Party's agreement to maintain such books and records in confidence) to the Indemnified Party, during normal business hours, and at no cost to the Indemnifying Party.

     (c) At to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party under Section 11.03(a), the control of such defense and the right to reach settlement in such action shall be vested in the Indemnifying Party; provided, that if the Indemnified Party objects to a settlement which has otherwise been fully agreed to by the Indemnifying Party, the Indemnified Party may nevertheless prohibit the Indemnifying Party from making such settlement, in which case the Indemnifying Party shall pay to the Indemnified Party the proposed cost to the Indemnifying Party of such settlement (plus any other sum to satisfy the Indemnifying Party's Indemnification obligations to the Indemnified Party as provided by and contemplated in this Article XI) (together, the "SETTLEMENT COST"), in cash, and the Indemnified Party shall thereafter be responsible for such matter and the Indemnifying Party shall have no further Indemnification obligations with respect to such matter and shall be indemnified by the Indemnified Party for any loss or liability in excess of the Settlement Cost imposed on the Indemnifying Party by any later settlement or adjudication; provided further, that if the Indemnified Party objects to the continuation of any such action by the Indemnifying Party, the Indemnified Party may direct the Indemnifying Party to settle such case, the cost of which shall be paid by the Indemnified Party, and the Indemnifying Party shall have no further Indemnification obligations for such settled matter other than litigation costs and professional fees incurred by the Indemnifying Party therein. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

     (d) If within twenty (20) days after receipt by the Indemnifying Party of notice from the Indemnified Party to the Indemnifying Party as to the commencement of any action in respect of which Indemnification is sought hereunder, the Indemnifying Party has not notified the Indemnified Party that the Indemnifying Party assumes the defense of such action and has actually assumed such defense, then the Indemnified Party shall have the right to defend such action and to proceed immediately against the Indemnifying Party to enforce all Indemnification obligations of the Indemnifying Party hereunder (including but not limited to the costs of defense, as the same may be incurred). The Indemnification obligations of the Indemnifying Party with respect to such action shall, however, in no way be diminished by virtue of the forgoing, and the fact that the Indemnified Party shall have defended, settled, compromised or otherwise dealt with such action shall not, in any circumstances, be deemed to constitute any waiver, release or exoneration of the Indemnifying Party from their Indemnification obligations, regardless of the outcome of such action.

     (e) Notwithstanding the foregoing provisions of this Section, and subject to Section 8.05, in the event that (x) any third party suit, action or proceeding may, in Buyer's good faith reasonable discretion, have a material continuing adverse effect on the business and operations of the Buyer and/or the Company (it being understood that any action relating to Environmental Laws, Intellectual Property or Taxes shall be deemed to have a material continuing adverse effect on the business and operations of the Buyer and/or the Company), or (y) the Board of Directors of the Buyer determines in good faith that matters of corporate or management policy or a conflict of interest make assumption and control by the Buyer of the defense of such claim advisable, then Buyer (i) shall have the right to assume and control the defense of the claim by appropriate proceedings with its counsel, (ii) shall be entitled to reimbursement for reasonable costs of such defense from the Escrow Fund, and
(iii) shall have the authority to negotiate, compromise and settle such claim with the consent of the Seller which shall not be unreasonably withheld, conditioned or delayed, and Buyer shall have a right to indemnification with respect to such claim in accordance with the provisions of this Article XI. The Seller may participate in the defense, at his sole expense, of any such claim for which Buyer shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Buyer shall act as lead counsel in all matters pertaining to the defense or settlement of such claims or proceedings. Buyer will cooperate with Seller and will provide Seller, or Seller's counsel, without cost, with copies of all notices, pleadings, material communications and documents relating to the defense of any such claim and reasonable access to and communication with Buyer's counsel and personnel involved therein.


                                   ARTICLE XII

                                   TERMINATION

     12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (i) by written agreement of Seller and Buyer;

          (ii) by either Seller or Buyer if the Closing shall not have been consummated on or before August 31, 2000;

          (iii) by either Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

          (iv) by Buyer (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to the Company, if there has been a material breach by the Company or Seller of any representation, warranty, covenant or agreement set forth in this Agreement or the Ancillary Agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 10.02 and has not been cured within ten
     (10) business days following receipt by the Company of notice of such breach;

          (v) by the Company (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Buyer, if there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in the Agreement or the Ancillary Agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 10.03 and has not been cured within ten (10) business days following receipt by Buyer of notice of such breach,

          (vi) by Buyer in accordance with Section 6.10.

     The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

     12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.06, 7.01, 8.03 and 13.03 (other than Buyer's obligation to pay Company and Seller's costs thereunder) shall survive any termination hereof pursuant to Section 6.10 or Section 12.01.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer or Merger Sub, to:

           Teradyne, Inc.
           321 Harrison Avenue
           Boston, MA  02118
           Attn:  President
           Telecopy: (617) 422-2910

     with a copy to:

            William B. Asher, Jr., Esq.
            Testa, Hurwitz & Thibeault, LLP
            125 High Street
            Boston, MA 02110
            Telecopy: (617) 248-7100

     if to the Company, to:

            Perception Laminates, Inc.
            1400 Arrow Highway
            La Vern, CA 91750-5219.

            Attn:  President
            Telecopy:

     with a copy to:

            Luce, Forward, Hamilton & Scripps, LLP
            600 West Broadway, Suite 2600
            San Diego, CA  92101
            Attn:  Robert Copeland
            Telecopy:  (619) 645-5332

     if to Seller:

            at his address shown in
            SCHEDULE 2.01

     13.02. AMENDMENTS; NO WAIVERS.

     (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Buyer, the Company and Seller.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.03. EXPENSES. Buyer shall pay all expenses, and any and all federal, state and local stamp, stock issuance or similar taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of certificates for the Buyer Stock under Section 2.03(a) and any stock listing or stock quotation application required to be filed by Buyer with respect to such for the Buyer Stock. A registration effected under Section 7.02 shall be effected at the Buyer's expense except for underwriting discounts and commissions and the fees and the expenses of counsel to the Seller. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that if the Closing shall occur, all such costs and expenses of the Company and Seller not exceeding $10,000 incurred by the Company and Seller shall be paid by Buyer, and Seller shall bear all such costs in excess of $10,000.

     13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     13.05. FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, Seller will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

     13.06. GOVERNING LAW. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the State of California without regard to the conflicts of law rules of such state.

     13.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     13.08. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

     13.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     13.10. JURISDICTION. Any action or proceeding relating to or arising out of, or based on this Agreement or arising from or in any manner related to the relationship between the parties shall only be brought in the state or federal courts in San Diego, California, and each of the parties hereto submits to the personal jurisdiction of such court (and of the appropriate appellate courts wherever located) in any such action or proceeding, and selects the courts in San Diego, California for proper venue in any such or proceeding.

     13.11. TRANSFER, SALES DOCUMENTARY, STAMP AND OTHER SIMILAR TAXES. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by the Seller with respect to which such Tax relates.

     13.12. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     13.13. EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       TERADYNE, INC.


                                       By: /s/ Stuart M. Osattin
                                          ------------------------------
                                       Name:  Stuart M. Osattin
                                       Title: Vice President

                                       T-P ACQUISITION CORPORATION

                                       By: /s/ Stuart M. Osattin
                                          ------------------------------
                                       Name:  Stuart M.  Osattin
                                       Title: President

                                       PERCEPTION LAMINATES, INC.


                                       By: /s/ Robert Herring, Sr.
                                          ------------------------------
                                       Name:  Robert Herring, Sr.
                                       Title: President


                                        /s/ Robert Herring, Sr.
                                       ---------------------------------
                                       Robert Herring, Sr.

                                  SCHEDULE 2.03
                                  -------------



-------------------------------------------------------------------------------

                            SHARES OF COMPANY       SHARES OF
SELLER'S NAME AND ADDRESS     COMMON STOCK         BUYER STOCK    ESCROW SHARES
-------------------------------------------------------------------------------
Robert Herring, Sr.
4951 Concannon Court
San Diego, CA 92130                600               270,747          31,083
-------------------------------------------------------------------------------